Exhibit 99.9

Guaranty Financial Group Inc.

Shares of Common Stock

Offered Pursuant to Rights Distributed to Record Stockholders of Guaranty Financial Group Inc.

June [  ], 2008

TO PARTICIPANTS IN THE GUARANTY FINANCIAL GROUP INC. SAVINGS AND RETIREMENT PLAN, THE TEMPLE-INLAND SAVINGS PLAN, THE TEMPLE-INLAND SAVINGS PLAN FOR UNION EMPLOYEES AND THE EL MORRO CORRUGATED BOX CORP. SAVINGS AND INVESTMENT PLAN (COLLECTIVELY THE “PLAN”):

Enclosed for your consideration is a prospectus, dated June 2, 2008 (the “Prospectus”), relating to the offering (the “Rights Offering”) by Guaranty Financial Group Inc. (the “Company”). Under the Rights Offering, all holders of record of shares of the Company’s common stock, par value $1.00 per share (the “Common Stock”), at 5:00 p.m., New York City time, on June 2, 2008 (the “Record Date”) shall receive non-transferable subscription rights (the “Rights”) described in the Company’s Prospectus. You should read the Prospectus and all accompanying documents carefully.

AS A PLAN PARTICIPANT INVESTED IN THE GUARANTY STOCK FUND IN YOUR PLAN ACCOUNT AS OF THE RECORD DATE, YOU ARE ABLE TO PARTICIPATE IN THE RIGHTS OFFERING. TO ENABLE VANGUARD FIDUCIARY TRUST COMPANY (THE “TRUSTEE”), TO EXERCISE THE RIGHTS ATTRIBUTABLE TO YOUR ACCOUNT, A PROPERLY COMPLETED PLAN PARTICIPANT ELECTION FORM MUST BE RECEIVED BY THE TRUSTEE NO LATER THAN 5:00 P.M., NEW YORK CITY TIME, ON JUNE [  ], 2008, (TEN DAYS PRIOR TO THE EXPIRATION DATE OF THE RIGHTS OFFERING). THE TRUSTEE WILL NOT EXERCISE ANY RIGHTS ON YOUR BEHALF FOR WHICH THE TRUSTEE HAS NOT RECEIVED ACCURATE INSTRUCTIONS FROM YOU BY THAT TIME.

The Basic Subscription Right

As described in the Prospectus, your Plan account will be credited with one Right for each whole share of Common Stock attributable to your account under the Plan as of 5:00 p.m., New York City time, on the Record Date. Each Right is exercisable for [          ] share of the Company’s Common Stock (the “Basic Subscription Right”). Your Plan account has been allocated the number of Rights documented on the enclosed Plan Participant Election Form.

The Over-Subscription Privilege

In addition, each holder of Rights who instructs the Trustee to exercise their Basic Subscription Right in full will be eligible to instruct the Trustee to subscribe (the “Over-Subscription Privilege”) at the same cash price of $      per share for shares of Common Stock that are not otherwise purchased pursuant to the exercise of Rights by other Rights holders (the “Excess Shares”), subject to availability and pro ration as described below. Each holder of Rights may only exercise their Over-Subscription Privilege if they exercised their Basic Subscription Right in full and other holders of Rights do not exercise their Basic Subscription Right in full. The maximum number of Common Stock that could be purchased pursuant to the Over-Subscription Privilege will be determined according to the following formula: the total number of shares of Common Stock allocated to your account under the Plan as of 5:00 p.m., New York City time, on the Record Date multiplied by a number equal to two times the percentage of the Company’s outstanding Common Stock the shares allocated to your Plan account represent as of 5:00 p.m., New York City time, on the Record Date. For example, if you are allocated 2% of the outstanding Common Stock as of 5:00 p.m., New York City time, on the Record Date, you may subscribe for up to 4% of the Excess Shares pursuant to the Over-Subscription Privilege. The maximum number of Excess Shares for which you are eligible has been calculated and included on the enclosed Plan Participant Election Form; the actual number available to you will likely be less than the maximum, as described below.

If there are not enough Excess Shares to satisfy all subscriptions made under the Over-Subscription Privilege, the Company will allocate the remaining Excess Shares among the holders by multiplying the number of shares requested by each subscriber through the exercise of their Over-Subscription Privilege by a fraction that equals (x) the number of Excess Shares divided by (y) the total number of shares requested by all holders of Rights through the exercise of their Over-Subscription Privileges. See “The Rights Offering — Over-Subscription Privilege” in the Prospectus. In the event that the Excess Shares allocated to you pursuant to the Over-Subscription Privilege is less than your Over-Subscription Privilege request, your Plan account assets that are not used to purchase additional Common Stock shares will be invested in your Plan account, as soon as administratively feasible, according to your established direction for future contributions. If you are a former employee with a balance in the Plan and the Trustee has no valid future contribution direction from you, the assets not used to purchase additional Common Stock shares will be invested in your Plan account, as soon as administratively feasible, in a default fund selected by the Plan sponsor.

What Happens If You Exercise The Rights Attributable to Your Plan Account

If you decide to exercise your Rights, the money for your purchase will be obtained by selling shares of the other investments in your Plan account on a prorated basis from all investment funds except for the Guaranty Stock Fund. If your Plan account balance, excluding the Guaranty Stock Fund, is insufficient to pay the full initial subscription price for the Rights you have elected to exercise, the Trustee will NOT exercise any Rights on your behalf.

If you direct the Trustee to exercise any or all of your Rights, the assets to cover your purchase will be sold in your Plan account on June [  ], 2008 (five days prior to the expiration of the Rights Offering). Your assets will be segregated from the other investments within your Plan account into a separate “Rights Offering” holding fund. Upon consummation of the Rights Offering, as soon as administratively feasible, the shares of Common Stock received by the Plan in the Rights Offering holding fund will be transferred to the Guaranty Stock Fund within your Plan account. While your Plan assets are held in the Rights Offering holding fund they will NOT be available for Plan transactions, such as loans or withdrawals.

In the event that the Offer is cancelled, any assets in your Plan account segregated to a “Rights Offering” holding fund will be exchanged from the holding fund and invested, as soon as administratively feasible, according to your established direction for future contributions. If you are a former employee with a balance in the Plan and the Trustee has no valid future contribution direction from you, the assets not used to purchase additional Common Stock shares will be invested, as soon as administratively feasible, in a default fund selected by the Plan sponsor.

For More Information

See the enclosed Prospectus and the attached Frequently Asked Questions for further information regarding your participation in the Rights Offering.

ANY QUESTIONS OR REQUESTS FOR ASSISTANCE CONCERNING THE RIGHTS OFFERING SHOULD BE DIRECTED TO D.F. KING & CO., INC., THE INFORMATION AGENT, AT THE FOLLOWING TELEPHONE NUMBERS: (800) 290-6426 or (212) 269-5550.

ANY QUESTIONS CONCERNING YOUR PLAN ACCOUNT SHOULD BE DIRECTED TO VANGUARD PARTICIPANT SERVICES AT THE FOLLOWING TELEPHONE NUMBER: (800) 523-1188 MONDAY THROUGH FRIDAY FROM 8:30 A.M. to 9:00 P.M., EASTERN TIME OR VISIT WWW.VANGUARD.COM.

FREQUENTLY ASKED QUESTIONS REGARDING THE RIGHTS OFFERING AND THE GUARANTY FINANCIAL GROUP INC. SAVINGS AND RETIREMENT PLAN, THE TEMPLE-INLAND SAVINGS PLAN, THE TEMPLE-INLAND SAVINGS PLAN FOR UNION EMPLOYEES AND THE EL MORRO CORRUGATED BOX CORP.
SAVINGS AND INVESTMENT PLAN

Q:	How will I know how many Rights have been allocated to me based on my holdings in the Guaranty Stock Fund in my Plan account?

A:	The enclosed Plan Participant Election Form indicates the number of Rights attributable to your Plan account and how many additional shares of Common Stock you may purchase by exercising your Rights under your Basic Subscription Right and the Over-Subscription Privilege (subject to availability).

Q:	Who will decide whether or not to exercise the Rights to acquire additional shares of Common Stock for my Plan account?

A:	As a Plan participant, you will be able to direct the Trustee to:

(1) Exercise the Basic Subscription Right for all or part of the Rights attributable to your Plan account, or

(2) Exercise the Basic Subscription Right for all of the Rights attributable to your Plan account and acquire additional shares of Common Stock pursuant to the Over-Subscription Privilege.

If the Trustee does not receive your instructions by 5:00 p.m., New York City time, on June [ ], 2008, (ten days prior to the expiration date of the Rights Offering), it will NOT exercise any Rights on your behalf.

Q:	When is the absolute last date for me to deliver my completed instructions to the Trustee so that the Trustee can exercise my rights?

A:	In order to give the Trustee the time it needs to complete the necessary steps so that it may exercise your Rights, your completed Plan Participant Election Form must be received by the Trustee no later than 5:00 p.m., New York City time, on June [ ], 2008 (ten days prior to the expiration date of the Rights Offering). If you are sending your completed instructions to the Trustee by mail, please allow sufficient time for mail delays or consider using an expedited overnight delivery service. If the Trustee does not receive your instruction to exercise your Rights on or before June [ ], 2008, the Trustee will NOT exercise any Rights on your behalf.

Q:	If I want to exercise my Rights, how do I do so?

A:	If you wish to exercise your Rights to purchase additional shares of Guaranty Financial Group Inc. Common Stock, you should carefully read and follow the instructions for exercise and sale contained in this communication regarding the Rights Offering, including the section of the Prospectus entitled “The Rights Offering — Special Instructions for Participants in Our 401(k) Plan.”

Q:	Where do I send my instructions?

A:	Unless electing via the Internet, the enclosed Plan Participant Election Form must be delivered to Vanguard Fiduciary Trust Company at the address set forth below:

By Mail: Vanguard Fiduciary Trust Company c/o Computershare Trust Company Attn: Corporate Actions P.O. Box 859208 Braintree, MA 02185-9208	By Overnight Courier: Vanguard Fiduciary Trust Company c/o Computershare Trust Company Attn: Corporate Actions 161 Bay State Drive Braintree, MA 02184

A pre-addressed return envelope is included for your use. If you are sending your completed instructions to the Trustee by mail, please allow sufficient time for mail delays or consider using an expedited overnight delivery service. Alternatively, if you wish to instruct the Trustee to exercise your rights via the Internet, please follow the instructions enclosed with your Plan Participant Election Form. Delivery to any address or by a method other than those set forth above will not constitute valid delivery.

Q:	Will I be able to direct the Trustee to exercise the Rights allocated to my Plan account if I am less than fully vested under the Plan?

A:	Yes, even though you are not fully vested in your benefits, you will have the ability to determine whether or not you want to exercise any or all of the Rights attributable to your Plan account.

Q:	Where will the money come from to pay for the Common Stock I elect to purchase by exercising the Rights attributable to my Plan account?

A:	If you decide to exercise your Rights, the money for your purchase will be obtained by selling shares of the other investments in your Plan account on a prorated basis from all investment funds except for the Guaranty Stock Fund. On June [ ], 2008 (five days prior to the expiration date of the Rights Offering), the Trustee will sell these funds and use the proceeds to participate on your behalf in the Rights Offering. Because the Company will not know the total number of Excess Shares prior to the expiration of the Rights Offering, you may direct the Trustee to exercise your Rights to purchase additional shares of Common Stock pursuant to the Over-Subscription Privilege which exceeds Excess Shares available. In such event, your Plan account assets not used to purchase additional Common Stock shares will be, as soon as administratively feasible, invested in your Plan account according to your established direction for future contributions. If you are a former employee with a balance in the Plan and the Trustee has no valid future contribution direction from you, the assets not used to purchase additional Common Stock shares will be invested, as soon as administratively feasible, in a default fund selected by the Plan sponsor.

The following table will assist you in calculating the amount you need to have in the investment funds in your Plan account excluding the Guaranty Stock Fund on June [ ], 2008:

	Number of	Initial Subscription
	Shares	Price	Totals

Basic Subscription Right (not to exceed [ ] shares of Common Stock per each Subscription Right):		$[ ] =	$

(Line 1)
Over-Subscription Privilege (only if the Basic Subscription Right is exercised in full; not to exceed two times the number of shares subscribed for pursuant to the Basic Subscription Right):		$[ ] =	$

(Line 2)
Total Initial Subscription Price that you must have in the investment funds in your Plan account, excluding the Guaranty Stock Fund, on June [ ], 2008, to satisfy payment of the Initial Subscription Price:			$

(Sum of Lines 1 and 2)

Q:	What if I do not have sufficient funds in my Plan account excluding my balance in the Guaranty Stock Fund?

A:	If you do not have sufficient funds to exercise all of your subscription rights in accordance with your election on the Plan Participant Election Form, the Rights attributable to your Plan account will NOT be exercised.

Q:	What if the per share public trading market price of the Common Stock declines during the period after I submit my Plan Participant Election Form to the Trustee and before the time that the Trustee exercises the Rights and purchases Common Stock on my behalf?

A:	Once you send to the Trustee the Plan Participant Election Form, you may not revoke your exercise instructions. If you elect to exercise your Rights, you should be aware that the market value of Guaranty’s Common Stock may go up or down during the period after you submit your Plan Participant Election Form to the Trustee and before the time that Common Stock is purchased under your Rights and allocated to your account under the Plan. See the section of the Prospectus captioned “Risk factors.” Since you cannot revoke the exercise of your subscription rights and the market price of Guaranty’s Common Stock is volatile and may decline after you elect to exercise the subscription rights, you could be committed to buying shares above the market price of Guaranty’s Common Stock. The Trustee will not exercise your subscription Rights if it concludes that such action would be a breach of its fiduciary duties under applicable law.

Q:	If I exercise my Over-Subscription Privilege but there are insufficient shares to honor my request (in part or in full), what happens to the amount taken from my account to pay that portion of the initial subscription price?

A:	In the event that the shares allocated to you pursuant to the Over-Subscription Privilege is less than your Over-Subscription Privilege request, your Plan account assets that are not used to purchase additional Common Stock shares will be invested in your Plan account, as soon as administratively feasible, according to your established direction for future contributions without interest or deduction. If you are a former employee with a balance in the Plan and the Trustee has no valid future contribution direction from you, the assets not used to purchase additional Common Stock shares will be invested in your Plan account, as soon as administratively feasible, in a default fund selected by the Plan sponsor.

Q:	If the initial subscription price is greater than the adjusted subscription price, together with the aggregate initial subscription price per share of Common Stock for which I subscribe pursuant to the over-subscription privilege but not issued, what happens to the excess amount taken from my account to pay that portion of the initial subscription price?

A:	In the event of an underwritten offering, the subscription price will be the lesser of (i) $[ ] per share, which we refer to as the initial subscription price, and (ii) the initial public offering price determined in the underwritten public offering described in the Prospectus, referred to as the adjusted subscription price. The excess, if any, of the initial subscription price over the adjusted subscription price, together with the aggregate initial subscription price per share of Common Stock for which you subscribed pursuant to the over-subscription privilege but not issued, in each case without interest, will be refunded as soon as practicable after the completion of the underwritten offering and invested according to your established direction for future contribution. If you are a former employee with a balance in the Plan and the Trustee has no valid future contribution direction from you, the assets not used to purchase additional Common Stock shares will be invested in your Plan account, as soon as administratively feasible, in a default fund selected by the Plan sponsor.

Q:	If I do not have a sufficient Plan account balance to purchase all of the shares of Common Stock available under my Rights, can I personally acquire all of the shares of Common Stock available?

A:	No, you may not.

Q:	Could I lend some money to my Plan account that could be used to exercise the Rights?

A:	No, you may not.